UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

(215) 488-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

License and Supply Agreement with Evofem Biosciences, Inc.

On March 20, 2025, Windtree Therapeutics, Inc. (the “Company”) entered into a License and Supply Agreement (the “L&S Agreement”) with Evofem Biosciences, Inc., a Delaware corporation (“Evofem”). Pursuant to the L&S Agreement, the Company will act as the supplier to Evofem of its Phexxi® product outside of the United States. The term of the L&S Agreement is for an initial three-year period and is automatically renewed thereafter for successive two-year periods unless either party provides 180 days’ notice of non-renewal or the L&S Agreement is otherwise terminated in accordance with the termination provisions provided therein. The Company’s manufacturing and supply obligations under the L&S Agreement will commence the later of the termination of Evofem’s exclusivity obligations with its current supplier or within 90 days of the Company’s notification to Evofem that it has established manufacturing capabilities for the Products (as defined in the L&S Agreement). The Company may subcontract, with any third party including an affiliate of the Company, to perform any of its obligations under the L&S Agreement without the prior written consent of Evofem.

Evofem is generally obligated to purchase the Products from the Company at a specified price during the first three years of the Term (as defined in the L&S Agreement). Evofem also granted to the Company a limited, nonexclusive, royalty-free right to use Evofem’s Intellectual Property Rights (as defined in the L&S Agreement) solely as necessary to manufacture the Products exclusively for Evofem during the Term, subject to the terms of the L&S Agreement. The L&S Agreement contains representations and warranties of both parties, insurance requirements for the Company, mutual indemnification provisions, and confidentiality provisions.

Saundra Pelletier is the President and Chief Executive Officer of Evofem, is Interim Chair of Evofem’s board of directors, and also serves on the Company’s board of directors.

The foregoing description of the L&S Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the L&S Agreement, which will be filed as an exhibit to the Company’s next periodic report.

Senior Secured Notes

On March 18, 2025, the Company agreed to issue and sell to (i) an institutional investor an aggregate principal amount of $156,250 in senior secured notes due in 2026, and (ii) an additional institutional investor an aggregate principal amount of $156,250 in senior secured notes due in 2026 (together with the senior secured notes described in clause (i), the “Notes”), for aggregate gross proceeds of $250,000. Each of the Notes was issued in a private offering in reliance on exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended. The Notes include 20% original issue discount.

Maturity Date. The Notes will mature on March 18, 2026, unless extended at the holder’s option in accordance with the terms of the Notes.

Interest. The Notes will bear interest at 10% per annum on a 360-day and twelve 30-day month basis, payable monthly in cash and in arrears on each Interest Date (as defined in the Notes) and such interest will compound each calendar month. The interest rate will increase to 18% per annum upon the existence of an Event of Default (as defined in the Notes).

Fundamental Transactions. The Notes prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or its successor) assumes in writing all of the Company’s obligations under the Notes and the other Transaction Documents (as defined in the Notes).

Optional Redemption. The Company may at any time redeem all, but not less than all, of the remaining amount under the Notes in cash at a price equal to 120% of the remaining amount being redeemed as of such optional redemption date. The Company may deliver only one Company Optional Redemption Notice (as defined in the Notes) and such notice will be irrevocable.

Equity Line Mandatory Redemption. At any time on or after the Issuance Date, if the Company sells any shares of Common Stock pursuant to any equity line of credit with any Person (as defined in the Notes), the Company shall deliver written notice to the holder in accordance with the terms of the Notes, specifying (i) the aggregate gross proceeds (less any reasonable and documented legal fees and expenses) of such transactions in the prior calendar week (each, an “Equity Line Proceeds Amount”), (ii) 30% of such Equity Line Proceeds Amount (each, an “Equity Line Mandatory Redemption Amount”), (iii) the applicable Equity Line Mandatory Redemption Date and (iv) the aggregate portion of the Note subject to such Equity Line Mandatory Redemption and the Equity Line Mandatory Redemption Price with respect thereto (as such terms are defined in the Notes). Unless waived in writing by the holder, on the first business day after such notice, the Company shall redeem in cash a portion of the Note equal to the lesser of (x) the remaining amount of the Note and (y) the holder’s Holder Pro Rata Amount (as defined in the Notes) of the Equity Line Mandatory Redemption Amount (reflecting a redemption price calculated based upon $1.20 per each $1.00 of the remaining amount of the Note subject to such Equity Line Mandatory Redemption), without the requirement for any notice or demand or other action by the holder or any other Person.

Covenants. The Notes contain customary covenants providing for a variety of obligations on the part of the Company.

Security Interest. The Notes will be secured by first-priority security interests in all assets of the Company then presently existing, and will constitute a valid, first priority security interest in all assets of the Company later-acquired by the Company (collectively referred to as “Collateral” and as further defined in the Notes).

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 relating to the Notes is hereby incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On March 20, 2025, the Company issued a press release announcing the L&S Agreement. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

On March 24, 2025, the Company issued a press release relating to the Nasdaq Letter (as defined below). The press release is furnished as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, except as expressly set forth by specific reference in such filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained therein.

Item 8.01 Other Events.

On March 20, 2025, the Company received a letter (the “Nasdaq Letter”) from The Nasdaq Stock Market LLC stating that the Nasdaq Hearing Panel (the “Panel”) found the Company to be in compliance with the Listing Rules of The Nasdaq Stock Market (“Nasdaq”). The Nasdaq Letter also stated that the Panel is imposing a Discretionary Panel Monitor until March 20, 2026.

As previously disclosed, on December 4, 2024, the Company received a deficiency letter from Nasdaq’s Listing Qualifications Department notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Minimum Bid Price Requirement”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Senior Secured Note due in 2026
99.1	Press Release, dated March 20, 2025
99.2	Press Release, dated March 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

March 24, 2025	By:	/s/ Jed Latkin
	Name:	Jed Latkin
	Title:	President and Chief Executive Officer